Exhibit (23)

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Annual Report (Form 10-K) of The McGraw-Hill Companies, Inc. (“Company”) of our reports dated February 28, 2013, with respect to the consolidated financial statements of The McGraw-Hill Companies, Inc. and the effectiveness of internal control over financial reporting of The McGraw-Hill Companies, Inc., included in the 2012 Annual Report to Shareholders of The McGraw-Hill Companies, Inc.

Our audits also included the financial statement schedule of The McGraw-Hill Companies, Inc. listed in Item 15 (a)(2). This schedule is the responsibility of the Company's management. Our responsibility is to express an opinion based on our audits. In our opinion, as to which the date is February 28, 2013, the financial statement schedule referred to above, when considered in relation to the basic financial statements taken as a whole, present fairly in all material respects the information set forth therein.

We consent to the incorporation by reference in the following Registration Statements:

1.	Registration Statement (Form S-3 No. 333-146981) pertaining to the Debt Securities of The McGraw-Hill Companies, Inc.,

2.	Registration Statements (Form S-8 No. 33-49743, No. 333-30043 and No. 333-40502) pertaining to the 1993 Employee Stock Incentive Plan,

3.	Registration Statements (Form S-8 No. 333-92224 and No. 333-116993) pertaining to the 2002 Stock Incentive Plan,

4.	Registration Statement (Form S-8 No. 333-06871) pertaining to the Director Deferred Stock Ownership Plan,

5.
Registration Statement (Form S-8 No. 33-50856) pertaining to The Savings Incentive Plan of McGraw-Hill, Inc. and its Subsidiaries, The Employee Retirement Account Plan of McGraw-Hill, Inc. and its Subsidiaries, The Standard & Poor's Savings Incentive Plan for Represented Employees, The Standard & Poor's Employee Retirement Account Plan for Represented Employees, The Employees' Investment Plan of McGraw-Hill Broadcasting Company, Inc. and its Subsidiaries,

6.
Registration Statement (Form S-8 No. 333-126465) pertaining to The Savings Incentive Plan of The McGraw-Hill Companies, Inc. and its Subsidiaries, The Employee Retirement Account Plan of The McGraw-Hill Companies, Inc. and its Subsidiaries, The Standard & Poor's Savings Incentive Plan for Represented Employees, and The Standard & Poor's Employee Retirement Account Plan for Represented Employees,

7.
Registration Statement (Form S-8 No. 333-157570) pertaining to The 401(k) Savings and Profit Sharing Plan of The McGraw-Hill Companies, Inc. and its Subsidiaries, and The Standard & Poor's 401(k) Savings and Profit Sharing Plan for Represented Employees,

8.	Registration Statement (Form S-8 No. 333-167885) pertaining to The Amended and Restated 2002 Stock Incentive Plan, and

9.
Registration Statement (Form S-8 No. 333-170902) pertaining to The 401(k) Savings and Profit Sharing Plan of The McGraw-Hill Companies, Inc. and its Subsidiaries, and The Standard & Poor's 401(k) Savings and Profit Sharing Plan for Represented Employees

of our reports dated February 28, 2013, with respect to the consolidated financial statements and schedule of The McGraw-Hill Companies, Inc. and the effectiveness of internal control over financial reporting of The McGraw-Hill Companies, Inc. included in this Annual Report (Form 10-K) of The McGraw-Hill Companies, Inc. for the year ended December 31, 2012.

/s/ ERNST & YOUNG LLP

New York, New York
February 28, 2013